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                                                                Exhibit 10-3

                                                              August 13, 1998



Lexington Precision Corporation
767 Third Avenue
New York, New York  10017

                  Re:  AMENDMENT TO FINANCING AGREEMENTS

Gentlemen:

         Reference is made to certain financing agreements dated January 11, 1990 between Lexington Precision Corporation ("LPC") and Congress Financial Corporation ("Congress"), including, but not limited to, an Accounts Financing Agreement [Security Agreement], as amended (the "Accounts Agreement"), and all supplements thereto and all other related financing and security agreements (collectively, all of the foregoing, as the same have heretofore or contemporaneously been or may be hereafter, amended, replaced, extended, modified or supplemented, the "Financing Agreements").

         In connection with the financing arrangements pursuant to the Accounts Agreement and the other Financing Agreements, the parties hereto hereby agree to amend the Financing Agreements, as set forth below:

         1. DEFINITIONS:

                  (a) The definition of "Working Capital" contained in Section I(m) of the Covenants Supplement to Accounts Financing Agreement, dated
January 11, 1990, is hereby amended by deleting such definition in its entirety and replacing it with the following:

                  "(m) "Working Capital" shall mean and include, as to Borrower, at any time, the amount, if any, by which (i) the aggregate net book value of all assets of Borrower which would, in accordance with generally accepted accounting principles, consistently applied, be classified as current assets at such time, exceeds (ii) all Indebtedness of Borrower which would, in accordance with generally accepted accounting principles, consistently applied, be classified as current liabilities at such time; PROVIDED, THAT, in computing Working Capital hereunder, none of the current portion of long-term Indebtedness of Borrower, determined in accordance with generally accepted accounting principles consistently applied, and none of the Obligations of Borrower to Congress, shall be considered current liabilities."



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                  (b) Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed thereto in the Accounts Agreement and the other Financing Agreements.

         2. FINANCIAL COVENANTS. Sections IV(g)(i) and IV(g)(ii) of the Covenant Supplement to the Accounts Agreement, are each hereby further amended, effective as of July 31, 1998, by deleting such Sections in their entirety and replacing such Sections with the following:

                           "(i) Borrower shall, at all times, maintain on a
                  basis consolidated with Borrower's direct and indirect Subsidiaries, Working Capital:

                                    (a) not less than $6,500,000 for the period
                                        from July 31, 1998 through December 31,
                                        1998; and

                                    (b) not less than $7,500,000 from and after
                                        January 1, 1999; and

                           (ii) Borrower shall, at all times on and after
                  July 31, 1998, maintain on a basis consolidated with Borrower's direct and indirect Subsidiaries, a Net Worth not less than negative $12,000,000 (-$12,000,000)."

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by LPC to Congress pursuant to the Financing Agreements, LPC hereby represents, warrants and covenants with and to Congress as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

                  (a) No Event of Default exists or has occurred and is continuing on the date of this Amendment.

                  (b) This Amendment has been duly executed and delivered by LPC and is in full force and effect as of the date hereof, and the agreements and obligations of LPC contained herein constitute the legal, valid and binding obligations of LPC enforceable against LPC in accordance with their terms.

         4. CONDITIONS TO EFFECTIVENESS OF AMENDMENT. Anything contained in this Amendment to the contrary notwithstanding, the terms and provisions of this Amendment shall only become effective upon the satisfaction of the following additional conditions precedent: Congress shall have received an executed original or executed original counterparts (as the case may be)

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of this Amendment, together with an Amendment between LCI and Congress with respect to the LCI Financing Agreements and the documents and instruments required thereunder (if any) and the satisfaction of all conditions precedent to the effectiveness thereof, which shall be in form and substance satisfactory to Congress.

         5. EFFECT OF THIS AMENDMENT. Except as modified pursuant hereto, the Accounts Agreement and all supplements to the Accounts Agreement and all other Financing Agreements, are hereby specifically ratified, restated and confirmed by the parties hereto as of the date hereof and no existing defaults or Events of Default have been waived in connection herewith. To the extent of conflict between the terms of this Amendment and the Accounts Agreement or any of the other Financing Agreements, the terms of this Amendment control.

         6. FURTHER ASSURANCES. LPC shall execute and deliver such additional documents and take such additional actions as may reasonably be requested by Congress to effectuate the provisions and purposes of this Amendment.

         7. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to its principles of conflicts of law.

         By the signatures hereto of the duly authorized officers, the parties hereto mutually covenant, warrant and agree as set forth herein.

                                                Very truly yours,

                                                CONGRESS FINANCIAL CORPORATION

                                                By:     Laurence S. Forte
                                                    ---------------------------

                                                Title:  First Vice President
                                                       ------------------------


AGREED AND ACCEPTED:

LEXINGTON PRECISION CORPORATION

By:     Dennis J. Welhouse
    -------------------------------

Title:  Senior Vice President
       ----------------------------

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                                     CONSENT
                                     -------


         The undersigned guarantor hereby consents to the foregoing Amendment, agrees to be bound by its terms applicable to it, and ratifies and confirms the terms of its Guarantee and Waiver dated January 11, 1990 as applicable to all present and future indebtedness, liabilities and obligations of LEXINGTON PRECISION CORPORATION ("LPC") to CONGRESS FINANCIAL CORPORATION ("Congress"), including, without limitation, all indebtedness, liabilities and obligations under the Financing Agreements as amended hereby.

                                             LEXINGTON COMPONENTS, INC.

                                             By:     Dennis J. Welhouse
                                                 ----------------------------

                                             Title:  Senior Vice President
                                                    -------------------------




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